EXHIBIT 5.01
August 5, 2005
Covad Communications Group, Inc.
110 Rio Robles
San Jose, California 95134
Gentlemen/Ladies:
          At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Covad Communications Group, Inc., a Delaware corporation (the "Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 5, 2005 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,910,426 shares of the Company’s Common Stock (the “Stock”) subject to issuance by the Company upon the exercise of stock options or purchase rights granted or to be granted under the Company’s 1997 Stock Plan (the “Plan”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	the Company’s Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on December 20, 2001, the Company’s Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on July 14, 2000 and the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on January 27, 1999;

(2)	the Company’s Bylaws, certified by the Company’s Secretary on March 10, 2004;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Prospectus prepared in connection with the Registration Statement;

(5)	Resolutions adopted by the Board of Directors on July 14, 1997 and December 16, 1998 approving the Plan, the filing of a Registration Statement and the reservation of the Stock for sale and issuance;

(6)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in the Company’s minute books that are in our possession;

(7)	the stock records that the Company has provided to us (consisting of a report from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of business on the immediately preceding day, and a summary report of currently outstanding options and warrants to purchase the Company’s capital stock that was prepared by the Company and dated of even date herewith); and

August 5, 2005

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).
          In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
          As to matters of fact relevant to this opinion, we have relied solely on our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
          We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California, and with respect to the validity of corporate action and the requirements for the issuance of stock, the State of Delaware.
          Based on the foregoing, it is our opinion that the 7,910,426 shares of Stock that may be issued and sold by the Company upon the exercise of stock options and purchase rights granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.
          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied on for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, /s/ Fenwick & West LLP FENWICK & WEST LLP